*For Immediate Release*

Contact:

William C. Calderara

President and Chief Executive Officer

(203) 720-5000

NAUGATUCK VALLEY FINANCIAL CORPORATION

ANNOUNCES DECISION ON THIRD QUARTER DIVIDEND

Naugatuck, CT; December 4, 2012. Naugatuck Valley Financial Corporation (the “Company”) (NasdaqGM: NVSL), the holding company for Naugatuck Valley Savings and Loan (the “Bank”), announced today that the Company’s Board of Directors has determined not to declare and pay a cash dividend for the quarter ended September 30, 2012. In making this determination, the Board of Directors considered the various factors under the Company’s dividend policy, including the results of the previously reported restatement of the Company’s financial results for the first and second quarters and the effect of the restatement on the third quarter and year-to-date financial results. The Board of Directors intends to evaluate these same factors in determining whether or not to declare and pay any cash dividends in subsequent periods.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan. In addition to its main office in Naugatuck, the Bank operates nine other branch offices in Southwestern Connecticut. The Bank is a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area.

This press release contains forward-looking statements with the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are often identified by forward-looking words such as “expect,” “believe,” anticipate,” or other words with similar meanings. Forward-looking statements are not statements of fact and a number of factors could cause actual results to differ materially from expected results. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release. Except as may be required by applicable law, the Company assumes no obligation to update or revise any such forward-looking statements. For additional discussion of the risks and uncertainties generally applicable to the Company, see the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2011 and its subsequent Quarterly Reports on Form 10-Q.